EMPLOYMENT AGREEMENT
BY AND BETWEEN
MARKET CENTRAL, INC.
AND
PAUL ODOM

 THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into effective January 15, 2005, by and between MARKET CENTRAL, INC., a Delaware corporation (the "Company"), and PAUL ODOM ("Employee").

WHEREAS, the Company and Employee desire to enter into this Agreement to assure the Company of the services of Employee and to set forth the respective rights and duties of the parties hereto;

 WHEREAS, the Company will engage in the business of creating, managing, developing and licensing software and technology solutions and any other lawful activities (such activities, present and future, being hereinafter referred to as the "Business");

 NOW, THEREFORE, in consideration of the premises and the mutual covenants, terms and conditions set forth herein, the Company and Employee agree as follows:

ARTICLE I

Employment

 1.1 Employment and Title. The Company hereby employs Employee, and Employee hereby accepts such employment, as Senior V.P.-Software Applications and Solutions of the Company, all upon the terms and conditions set forth herein.

1.2 Services. During the Term (as hereinafter defined) hereof, Employee agrees to perform diligently and in good faith the duties of the Senior V.P.-Software Applications and Solutions of the Company, under the direction of the CEO and Board of Directors. Employee agrees to devote his best efforts and a substantial amount of his business time, energies and abilities to the services to be performed hereunder and for the benefit of the Company. Employee shall be vested with such authority as is generally commensurate with the position of Senior V.P Software Applications and Solutions of the Company.

1.3 Location. The principal place of employment and the location of Employee's principal office shall initially be in Houston, Texas but will likely be relocated to Charlotte, North Carolina at the company’s expense and Employee shall undertake all requisite travel in the performance of his duties under this Agreement.

1.4 Representations. Each party represents and warrants to the other that he/it has full power and authority to enter into and perform this Agreement and that his/its execution and performance of this Agreement shall not constitute a default under or breach of any of the terms of any agreement to which he/it is a party or under which he/it is bound. Each party represents that no consent or approval of any third party is required for his/its execution, delivery and performance of this Agreement or that all consents or approvals of any third party required for his/its execution, delivery and performance of this Agreement have been obtained.

1.5 Sole Discretion. As the term "sole discretion" is used in this Agreement, unless otherwise defined, it will be interpreted as the exercise of reasonable good faith discretion applying normal business practices to a contractual relationship between a company and its senior executives.

ARTICLE II

Term

 2.1 Term. The term of Employee's employment hereunder (the "Term") shall commence as of January 15, 2005 (the "Commencement Date") and shall continue through the fourth anniversary of the Commencement Date (the "Scheduled Termination Date"), unless earlier terminated pursuant to the provisions of this Agreement. This Agreement shall automatically renew for an unlimited number of successive one-year terms unless either party shall deliver written notice of non-renewal at least ninety (90) days prior to the Scheduled Termination Date (or the Scheduled Termination Date of any renewal term).

ARTICLE III

Compensation

 3.1 Base Salary. As compensation for the services to be rendered by Employee, the Company shall pay Employee, during the Term of this Agreement, an annual base salary of not less than One Hundred Twenty Thousand Dollars ($120,000) through July 15, 2005 and not less than One Hundred Fifty Thousand Dollars ($150,000) thereafter, which base salary shall accrue monthly (prorated for periods less than a month) and shall be paid in equal semi-monthly installments. The base salary will be reviewed annually, or, more frequently, as appropriate, by the Board of Directors or the Compensation Committee of the Board of Directors, as the case may be, for upward, but not downward, adjustment in its sole discretion. In the event that the Employee and the Board of Directors determine that financial conditions necessitate the deferral of all or a portion of this base salary, Employee shall receive common stock purchase warrants in the amount equal to the deferred salary for the preceding month. This amount shall be determined on the first day of each month by dividing the salary deferred during the immediately preceding month by 75% of the closing bid price of one share of common stock. This quotient shall be the number of shares employee will receive on that month’s warrant. The exercise price of the warrant shall be 75% of the closing bid price as used in the calculation and the warrant shall have a four (4) year life. The salary so defined shall be paid as promptly as possible and in no event later than the date such deferred salary was initially earned and payable.

3.2 Bonus Compensation. Employee shall be eligible to receive bonus or incentive compensation, which may be granted from time to time in the sole discretion of the CEO or Board of Directors in accordance with the Company's compensation structure in effect from time to time.

3.3 Stock Options. As an incentive to use consistent and best efforts on behalf of Market Central, employee will be provided stock options. These Stock Option Agreements are attached as Exhibits “A” through “C”. It is intended that the options evidenced by this agreement shall, to the extent they so qualify, be incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

3.4 Employee's Legal Fees. Employee may, and the Company has encouraged the Employee to, engage competent independent legal counsel for advice and guidance with respect to this Agreement, including, without limitation, advice as to the federal income tax consequences of this Article III. The Employee shall be responsible for all reasonable legal fees incurred by Employee in connection with the negotiation and execution of this Agreement.

3.5 Benefits. Employee shall be entitled, during the Term hereof, to the same medical, hospital, dental, health club and life insurance coverage and benefits as are then available to the Company's most senior executive officers, together with the following additional benefits:

(a)  Comprehensive medical coverage, including dependent coverage, paid fully by the Company;

(b)  Life insurance in an amount equal to two times Employee's base salary;

(c)  Long-term disability insurance in an amount, adjusted annually, equal to two-thirds of Employee's prior year base salary and incentive compensation, if any, excluding compensation earned through Company stock options or other securities; and

(d)  The Company's normal vacation allowance for all employees who are executive officers of the Company.

 3. Withholding. Any and all amounts payable under this Agreement, including, without limitation, amounts payable under this Article III and Article VII, are subject to withholding for such federal, state and local taxes required pursuant to any applicable law, rule or regulation.

ARTICLE IV

Working Facilities, Expenses and Insurance

 4.1 Working Facilities and Expenses. Employee shall be furnished with an office at the Employee's principal office as set forth in Section 1.3 hereof, or at such other location as agreed to by Employee and the Company, and other working facilities and secretarial and other assistance suitable to his position and reasonably required for the performance of his duties hereunder. The Company shall reimburse Employee for all of Employee's reasonable expenses incurred while employed and performing his duties under and in accordance with the terms and conditions of this Agreement, subject to Employee's full and appropriate documentation, including, without limitation, receipts for all such expenses in the manner required pursuant to Company's policies and procedures and the Internal Revenue Code of 1986, as amended (the "Code"), and applicable regulations in effect from time to time.

4.2 Insurance. The Company may secure in its own name or otherwise, and at its own expense, life, disability and other insurance covering Employee or Employee and others, and Employee shall not have any right, title or interest in or to such insurance other than as expressly provided herein. Employee agrees to assist the Company in procuring such insurance by submitting to the usual and customary medical and other examinations to be conducted by such physicians(s) as the Company or such insurance company may designate and by signing such applications and other written instruments as may be required by any insurance company to which application is made for such insurance. Any information provided by Employee to such insurance company (the results of examinations being deemed part of such information) will be provided on a confidential basis, and the Company shall have no access thereto.

ARTICLE V

Illness or Incapacity

 5.1 Right to Terminate. If, during the Term of this Agreement, Employee shall be unable to perform, with or without a reasonable accommodation, in all material respects the essential duties of his employment hereunder for a period exceeding six (6) consecutive months by reason of illness or incapacity, this Agreement may be terminated by the Company in its sole discretion pursuant to Section 7.2 hereof.

5.2 Right to Replace. If Employee's illness or incapacity, whether by physical or mental cause, renders him unable for a minimum period of thirty (30) consecutive calendar days to carry out his duties and responsibilities as set forth herein, the Company shall have the right to designate a person to temporarily perform Employee's duties; provided, however, that if Employee returns to work from such illness or incapacity within the six (6) month period following his inability due to such illness or incapacity, he shall be entitled to be reinstated in the capacity described in Article I hereof with all rights, duties and privileges attendant thereto.

5.3 Rights Prior to Termination. Employee shall be entitled to his full base salary under Section 3.1 hereof and full benefits under Section 3.4 hereof during such illness or incapacity described in Section 5.2 unless and until an election is made by the Company to terminate this Agreement in accordance with the provisions of this Article V.

5.4 Determination of Illness or Incapacity. For purposes of this Article V, the term "illness or incapacity" shall mean Employee's inability to perform his duties hereunder substantially on a full-time basis due to physical or mental illness as determined by the Board of Directors, in its reasonable discretion based upon competent medical evidence. Upon the Company's written request, Employee shall submit to reasonable medical and other examinations to provide the evidence required hereunder.

ARTICLE VI

Confidentiality

 6.1 Confidentiality. During the Term of this Agreement and for a period of five (5) years thereafter, Employee agrees to maintain the confidential nature of the Company's confidential and proprietary trade secrets, including, without limitation, development ideas, acquisition strategies and plans, financial information, records, "know-how", methods of doing business, customer, supplier and distributor lists and all other confidential information of the Company. Employee shall not use (other than in connection with his employment), in any way whatsoever, such trade secrets except as authorized in writing by the Company. Employee shall, upon the termination of his employment, deliver to the Company any and all records, books, documents or any other materials whatsoever (including all copies thereof) containing such trade secrets that shall be and remain the property of the Company.

5.2 Non-Removal of Records. All documents, papers, materials, notes, books, correspondence, drawings and other written, graphic and electronic records of the Company which Employee shall prepare or use, or come into contact with, shall be and remain the sole property of the Company and, effective immediately upon the termination of the Employee's employment with the Company for any reason, shall not be removed from the Company's premises without the Company's prior written consent.

ARTICLE VII

Termination

7.1 Termination For Cause. This Agreement and the employment of Employee may be terminated by the Company "For Cause" upon the determination of not less than 75% of the members of the Board of Directors of the Company (the “Super Majority”), , in any of the following circumstances:

(a)  Employee has committed any fraud, dishonesty, misappropriation or similar wrongful act against the Company; or

(b)  Employee is in default in a material respect in the performance of Employee's obligations, services or duties hereunder, which shall include, without limitation, Employee's willfully disregarding the written instructions of the Board of Directors or CEO of the Company concerning the conduct of his duties hereunder, Employee's conduct which, continues to be in default after written notice thereof by the company and the expiration of a 45-day period to cure such default has elasped, is materially inconsistent with the published policies of the Company, as promulgated from time to time and which are generally applicable to all employees and/or senior executives, or Employee's breach of any other material provision of this Agreement; or

(c)  Employee is grossly negligent or engages in willful misconduct in the performance of his duties hereunder; or

(d)  Employee has been adjudicated guilty by, or enters a plea of guilty or no contest before, a court of competent jurisdiction of a felony or found by a court of competent jurisdiction to have engaged in other wrongful conduct which individually, or in the aggregate, has a material adverse effect on the Company, its prospects, earnings or financial condition, other than misdemeanors or minor traffic infractions.

A Termination For Cause under this Section 7.1 shall be effective upon the date set forth in a written notice of termination delivered to Employee.

 7.2 Termination Without Cause. This Agreement and the employment of the Employee may be terminated "Without Cause" as follows:

(a)  By mutual agreement of the parties hereto; or

(b)  At the election of the Company by its giving not less than thirty (30) days' written notice to Employee in the event of an illness or incapacity described in Section 5.1; or

(c)  Upon Employee's death.

A Termination Without Cause under Sections 7.2(b) or (c) hereof shall be effective upon the date set forth in a written notice of termination or resignation delivered hereunder, which shall be not less than thirty (30) days nor more than forty-five (45) days after the giving of such notice.

 7.3 Effect of Termination For Cause. If Employee's employment is terminated For Cause:

(a)  Employee shall be entitled to accrued base salary under Section 3.1 and accrued vacation pay, each through the date of termination;

(b)  Employee shall be entitled to reimbursement for expenses accrued through the date of termination in accordance with the provisions of Section 4.1 hereof; and

(c)  Except as provided in Article XI, this Agreement shall thereupon be of no further force and effect.

 7.4 Effect of Termination Without Cause. If Employee's employment is terminated Without Cause:

(a)  Employee shall be entitled to accrued base salary under Section 3.1 and accrued vacation pay, each through the date of termination;

(b)  Employee shall be entitled to reimbursement for expenses accrued through the date of termination in accordance with the provisions of Section 4.1 hereof;

(c)  Employee shall be entitled to receive all amounts of base salary as would have been payable under Section 3.1 (provided that Employee shall receive not less than twenty-four (24) months of base salary) through the Scheduled Termination Date of the applicable term hereof, which amounts shall be paid upon termination;

(d)  Employee shall be entitled to receive all bonuses and benefits as would have been awarded and/or paid under Sections 3.2 and 3.4 hereof through (or as a result of events occurring through) the Scheduled Termination Date, which benefits shall be awarded as and when the same would have been awarded under the Agreement had it not been terminated; and

 (e)  All unvested stock options described in Exhibits B and C shall immediately vest without regard to any vesting conditions referenced therein..

(f) Except as provided in Article XI, this Agreement shall thereupon be of no further force or effect.

7.5 Termination Upon Change of Control. Upon a "Change of Control" (as such term is defined in Section 7.6 hereof) of the Company during the Term hereof, Employee may, at his sole discretion, declare this Agreement terminated and receive a one-time, lump sum severance payment equal to two (2) times the total amount of the annual base salary payable under the terms of Section 3.1 of this Agreement plus two(2) times any incentive or bonus paid in the prior year pursuant to Section 3.2 of this Agreement and all unvested stock options described in Exhibits B and C shall immediately vest without regard to any vesting conditions referenced therein.

7.6 Change of Control. For purposes of Section 7.5 of this Agreement, a Change of Control ("Change of Control") shall be deemed to have occurred in the event of:

(a)  The acquisition by any person or entity, or group thereof acting in concert, of "beneficial" ownership (as such term is defined in Securities and Exchange Commission ("SEC") Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), of securities of the Company which, together with securities previously owned, confer upon such person, entity or group the voting power, on any matters brought to a vote of shareholders, of thirty percent (30%) or more of the then outstanding shares of capital stock of the Company; or

(b)  The sale, assignment or transfer of assets of the Company or any subsidiary or subsidiaries, in a transaction or series of transactions, if the aggregate consideration received or to be received by the Company or any such subsidiary in connection with such sale, assignment or transfer is greater than fifty percent (50%) of the book value, determined by the Company in accordance with generally accepted accounting principles, of the Company's assets determined on a consolidated basis immediately before such transaction or the first of such transactions; or

(c)  The merger, consolidation, share exchange or reorganization of the Company (or one or more subsidiaries of the Company) as a result of which the holders of all of the shares of capital stock of the Company as a group would receive less than fifty percent (50%) of the voting power of the capital stock or other interests of the surviving or resulting corporation or entity; or

(d)  The commencement (within the meaning of SEC Rule 14d-2 under the Exchange Act) of a tender or exchange offer which, if successful, would result in a Change of Control of the Company; or

(e)  A determination by the Board of Directors of the Company, in view of then current circumstances or impending events, that a Change of Control of the Company has occurred or is imminent, which determination shall be made for the specific purpose of triggering the operative provisions of this Agreement; or

7.7. Certain Additional Payments by the Company.

(a)     If it shall be determined that any payment, distribution or benefit received or to be received by Employee from the Company ("Payments") would be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then Employee shall be entitled to receive an additional payment (the "Excise Tax Gross-Up Payment) in an amount such that the net amount retained by Employee, after the calculation and deduction of any Excise Tax on the Payments and any federal, state and local income taxes and excise tax on the Excise Tax Gross-Up Payment provided for in this Section 7.7, shall be equal to the Payments. In determining this amount, the amount of the Excise Tax Gross-Up Payment attributable to federal income taxes shall be reduced by the maximum reduction in federal income taxes that could be obtained by the deduction of the portion of the Excise Tax Gross-Up Payment attributable to state and local income taxes. Finally, the Excise Tax Gross-Up Payment shall be reduced by income or excise tax withholding payments made by the Company or any affiliate of either to any federal, state or local taxing authority with respect to the Excise Tax Gross-Up Payment that was not deducted from compensation payable to Employee.

(b)    All determinations required to be made under this Section 7.7, including whether and when an Excise Tax Gross-Up Payment is required and the amount of such Excise Tax Gross-Up Payment and the assumptions to be utilized in arriving at such determination, except as specified in Section 7.7(a) above, shall be made by the Company's independent auditors (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and Employee within 15 business days after Employee provides the Company with notice that a Payment has been or will be made or such earlier time as may be required by the Company. The determination of tax liability made by the Accounting Firm shall be subject to review by the Employee's tax advisor and, if Employee's tax advisor does not agree with the determination reached by the Accounting Firm, then the Accounting Firm and Employee's tax advisor shall jointly designate a nationally recognized public accounting firm, which shall make the determination. All fees and expenses of the accountants and tax advisors retained by either Employee or the Company shall be borne by the Company. Any Excise Tax Gross-Up Payment, as determined pursuant to this Section 7.7, with respect to a Payment shall be paid by the Company to Employee at such time as Employee is entitled to receive the Payment. Any determination by a jointly designated public accounting firm shall be binding upon the Company and Employee.

(c)      As a result of the uncertainty in the application of Subsection 4999 of the Code at the time of the initial determination hereunder, it is possible that Excise Tax Gross-Up Payments will not have been made by the Company that should have been made consistent with the calculations required to be made hereunder ("Underpayment"). In the event that Employee thereafter is required to make a payment of any Excise Tax, any such Underpayment calculated in accordance with and in the same manner as the Excise Tax Gross-Up Payment in Section 7.7(a) above shall be promptly paid by the Company to or for the benefit of Employee. In the event that the Excise Tax Gross-Up Payment exceeds the amount subsequently determined to be due, such excess shall constitute a loan from the Company to Employee payable on the fifth day after demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).

ARTICLE VIII

Non-Competition and Non-Interference

 8.1 Non-Competition. Employee agrees that during the Term hereof and, in the case of a Termination For Causefor a period of two (2) years thereafter, Employee will not, directly, indirectly, or as an agent on behalf of or in conjunction with any person, firm, partnership, corporation or other entity, own, manage, control, join, or participate in the ownership, management, operation, or control of, or be financially interested in or advise, lend money to, or be employed by or provide consulting services to (i) any person or entity seeking to provide the services or products which the Company provided or planned on providing as of the date of termination, or (ii) any person or entity to whom Employee provided services in any capacity on behalf of the Company, or (iii) any person or entity to whom Employee was introduced or about whom Employee received information through the Company and which person or entity is located within the United States of America; provided, however, that the foregoing restriction regarding financial interest shall not apply to ownership of less than 5% of the common equity of any entity whose common equity is registered under the Securities Exchange Act of 1934, as amended.

8.2 Non-Interference. Employee agrees that during the Term hereof and, in the case of a Termination For Cause for a period of two (2) years thereafter, Employee will not, directly or as an agent on behalf of or in conjunction with any person, firm, partnership, corporation or other entity, retain or hire any person who was an employee of the Company while Employee was employed by the Company or to whom Employee was introduced or about whom Employee received information through the Company.

8.3 Severability. If any covenant or provision contained in this Article VIII is determined to be void or unenforceable in whole or in part, it shall not be deemed to affect or impair the validity of any other covenant or provision. If, in any arbitral or judicial proceeding, a tribunal shall refuse to enforce all of the separate covenants deemed included in this Article VIII, then such unenforceable covenants shall be deemed eliminated from the provisions hereof for the purpose of such proceedings to the extent necessary to permit the remaining separate covenants to be enforced in such proceedings.

ARTICLE IX

Remedies

 9.1 Equitable Remedies. Employee and the Company agree that the services to be rendered by Employee pursuant to this Agreement, and the rights and interests granted and the obligations to be performed by Employee to the Company pursuant to this Agreement, are of a special, unique, extraordinary and intellectual character, which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in any action at law, and that a breach by Employee of any of the terms of this Agreement will cause the Company great and irreparable injury and damage. Employee hereby expressly agrees that the Company shall be entitled to the remedies of injunction, specific performance and other equitable relief to prevent a breach of Articles VI and VIII of this Agreement, both pendente lite and permanently, against Employee, as such breach would cause irreparable injury to the Company and a remedy at law would be inadequate and insufficient. Therefore, the Company may, in addition to pursuing its other remedies, obtain an injunction from any court having jurisdiction in the matter restraining any further violation.

9.2 Rights and Remedies Preserved. Nothing in this Agreement except Section 10.11 shall limit any right or remedy the Company or Employee may have under this Agreement or pursuant to law for any breach of this Agreement by the other party. The rights granted to the parties herein are cumulative and the election of one shall not constitute a waiver of such party's right to assert all other legal remedies available under the circumstances.

ARTICLE X

Miscellaneous

 10.1 No Waivers. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver of any such provision, nor prevent such party thereafter from enforcing such provision or any other provision of this Agreement.

10.2 Notices. Any notice to be given to the Company and Employee under the terms of this Agreement may be delivered in person, by telecopy, telex or other form of written electronic transmission, or by registered or certified mail, postage prepaid, and shall be addressed as follows:

If to the Company

Market Central, Inc.
7810 Ballantyne Commons Parkway
Suite 300
Charlotte, NC 28277
Attention: Chief Executive Officer

If to Employee

Paul Odom
17023 Evergreen Elm Way
Houston, Texas 77059

Either party may hereafter notify the other in writing of any change in address. Any notice shall be deemed duly given (i) when personally delivered, (ii) when telecopied, telexed or transmitted by other form of written electronic transmission (upon confirmation of receipt) or (iii) on the third day after it is mailed by registered or certified mail, postage prepaid, as provided herein.

 10.3 Severability. The provisions of this Agreement are severable and if any provision of this Agreement shall be held to be invalid or otherwise unenforceable, in whole or in part, the remainder of the provisions, or enforceable parts thereof, shall not be affected thereby.

 10.4 Successors and Assigns. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company, including the survivor upon any merger, consolidation, share exchange or combination of the Company with any other entity. Employee shall not have the right to assign, delegate or otherwise transfer any duty or obligation to be performed by him hereunder to any person or entity.

10.5 Entire Agreement. This Agreement supersedes any and all prior and contemporaneous agreements and understandings between the parties hereto, oral or written, and may not be modified or terminated orally. No modification, termination or attempted waiver shall be valid unless in writing, signed by the party against whom such modification, termination or waiver is sought to be enforced. This Agreement was the subject of negotiation by the parties hereto and their counsel. The parties agree that no prior drafts of this Agreement shall be admissible as evidence (whether in any arbitration or court of law) in any proceeding that involves the interpretation of any provisions of this Agreement.

10.6 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of North Carolina without reference to the conflict of law principles thereof.

10.7 Section Headings. The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.

10.8 Further Assurances. Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement.

10.9 Gender. Whenever the pronouns "he" or "his" are used herein they shall also be deemed to mean "she" or "hers" or "it" or "its" whenever applicable. Words in the singular shall be read and construed as though in the plural and words in the plural shall be read and construed as though in the singular in all cases where they would so apply.

10.10 Counterparts. This Agreement may be executed in counterparts, all of which taken together shall be deemed one original.

10.11 Confidential Arbitration. The parties hereto agree that any dispute concerning or arising out of the provisions of this Agreement shall be resolved by confidential arbitration in accordance with the rules of the American Arbitration Association. Such confidential arbitration shall be held in Charlotte North Carolina, and the decision of the arbitrator(s) shall be conclusive and binding on the parties and shall be enforceable in any court of competent jurisdiction. The arbitrator may, in his or her discretion, award attorneys’ fees and costs to such party as he or she sees fit in rendering his or her decision. Notwithstanding the foregoing, if any dispute arises hereunder as to which the Company desires to exercise any rights or remedies under Section 9.1 hereof, the Company may, in its discretion, in lieu of submitting the matter to arbitration, bring an action thereon in any court of competent jurisdiction in Charlotte North Carolina, which court may grant any and all relief available in equity or at law. In any such action, the prevailing party shall be entitled to reasonable attorneys' fees and costs as may be awarded by the court.

ARTICLE XI

Survival

 11.1 Survival. The provisions of Articles VI, VII, VIII, IX and X, of this Agreement shall survive the termination of this Agreement whether upon, or prior to, the Scheduled Termination Date hereof.

 IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first above written.

Market Central Inc, Inc., a Delaware corporation

By:

EMPLOYEE

Paul Odom

“Exhibit A”

Market Central, Inc.

Incentive Stock Option Agreement

1. Grant of Option.

This Incentive Stock Option Agreement (this “Agreement”) evidences the grant by Market Central, Inc., a Delaware corporation (the “Company”), on (the “Grant Date”) to Paul Odom, an employee of the Company (the “Employee”), of an option to purchase, in whole or in part, on the terms provided herein a total of 200,000 shares (the “Shares”) of common stock, $0.001 par value per share, of the Company (“Common Stock”) at $1.60 per Share. Unless earlier terminated, this option shall expire on January 14, 2009 (the “Final Exercise Date”).

It is intended that the option evidenced by this agreement shall, to the extent it so qualifies, be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended and any regulations promulgated there under (the “Code”). To the extent that the option does not on the date of grant, or hereafter ceases to, qualify as an incentive stock option, it shall be a non-qualified stock option. Except as otherwise indicated by the context, the term “Employee”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2. Vesting Schedule.

(a) General. Subject to the terms and conditions set forth in this Agreement, this option will become fully exercisable (“vested”) on the day of the date that this agreement is effective. Employee has four (4) years from the date of this agreement to exercise the options.

3. Exercise of Option.

Form of Exercise. In order to exercise this option, the Employee shall notify the Company’s third-party stock option plan administrator, or any successor appointed by the Company (the “Plan Administrator”), of the Employee’s intent to exercise this option, and shall follow the procedures established by the Plan Administrator for exercising stock options under the Plan and provide payment in full in the manner provided in the Plan. The Employee may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share.

(a) Exercise Period Upon Death or Disability. If the Employee dies or becomes disabled prior to the Final Exercise Date while he or she is an Eligible Employee and the Company has not terminated such relationship for “cause”, this option shall be exercisable, within the period of one year following the date of death or disability of the Employee by the Employee, provided that (i) this option shall be exercisable only to the extent that this option was exercisable by the Employee on the date of his or her death or disability, (ii) this option shall not be exercisable after the Final Exercise Date, and (iii) to the extent that the option or any portion thereof is exercised at any time later than one year after the Employee’s termination as an employee of the Company or any parent or subsidiary of the Company, the option shall be a non-qualified stock option.

(b) Discharge for Cause. If the Employee, prior to the Final Exercise Date, is discharged by the Company for “cause” (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such discharge. “Cause” shall mean willful misconduct by the Employee or willful failure by the Employee to perform his or her responsibilities to the Company (including, without limitation, breach by the Employee of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Employee and the Company), as determined by the Company, which determination shall be conclusive. The Employee shall be considered to have been discharged for “cause” if the Company determines, prior to or simultaneously with the Employee’s resignation, that discharge for cause was warranted.

(f) Discharge for Reasons Other Than Cause. If the Employee, prior to the Final Exercise Date, is discharged by the Company for a reason other than “cause” (as defined above), then 100% of all Shares shall be deemed vested as of the termination date. The period of time for exercise of vested options under this paragraph shall be as set forth above.

4. Withholding.

No Shares will be issued pursuant to the exercise of this option unless and until the Employee pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

5. Nontransferability of Option.

This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Employee, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Employee, this option shall be exercisable only by the Employee.

6. Disqualifying Disposition.

If the Employee disposes of Shares acquired upon exercise of this option within two years from the Grant Date (or, in the case of Shares acquired upon exercise of an Additional Grant, the date of the Addendum) or one year after such Shares were acquired pursuant to exercise of this option, the Employee shall notify the Company in writing of such disposition.

IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

MARKET CENTRAL, INC.

Dated:

Signature Name Title

EMPLOYEE’S ACCEPTANCE

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof.

EMPLOYEE:

Signature Name: Paul Odom

“Exhibit B”

Market Central, Inc.

Incentive Stock Option Agreement

1. Grant of Option.

This Incentive Stock Option Agreement (this “Agreement”) evidences the grant by Market Central, Inc., a Delaware corporation (the “Company”), on (the “Grant Date”) to Paul Odom, an employee of the Company (the “Employee”), of an option to purchase, in whole or in part, on the terms provided herein a total of 200,000 shares (the “Shares”) of common stock, $0.01 par value per share, of the Company (“Common Stock”) at $2.00 per Share. Unless earlier terminated, this option shall expire on January 14, 2011 (the “Final Exercise Date”).

It is intended that the option evidenced by this agreement shall, to the extent it so qualifies, be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended and any regulations promulgated there under (the “Code”). To the extent that the option does not on the date of grant, or hereafter ceases to, qualify as an incentive stock option, it shall be a non-qualified stock option. Except as otherwise indicated by the context, the term “Employee”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its ter

It is intended that the option evidenced by this agreement shall, to the extent it so qualifies, be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended and any regulations promulgated there under (the “Code”). To the extent that the option does not on the date of grant, or hereafter ceases to, qualify as an incentive stock option, it shall be a non-qualified stock option. Except as otherwise indicated by the context, the term “Employee”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2. Vesting Schedule.

General.   These options will vest, subject to achieving the stock price goals shown below and at 25% per year on the anniversary date of this agreement unless price targets are achieved earlier   Vesting of these options shall occur upon occurrence of the following:

		Stock Price Target
Year 1	(during first year from commencement)	$2.25
Year 2		3.00
Year 3		3.75
Year 4		4.50

Stock price target is achieved when the average closing bid is at least the target price for 10 consecutive trading days during the respective year. Alternatively, these options or any portion thereof shall immediately vest if the Company completes an underwriting of at least $5 million at or above the target price(s). Not achieving price goals in one year does not result in loss of the options, only that the ability to exercise is delayed, achieving any stock price target in a subsequent year results in all prior options being exercisable. Achieving a stock price target earlier than shown on the table above will result in immediate vesting and exerecisablity of those options in 50% of the time contemplated herein. An example is:

1)
If the stock price reaches $3.80 in the first year of the contract, then 75% of the options are fully vested and owned by the employee. All of them would be exercisable after 1.5 years rather than 3 years.

2)	If the stock price were to remain at $2.00 for three years and then move to $5.00 in year three, all of the options would be vested and exercisable immediately.

3. Exercise of Option.

Form of Exercise. In order to exercise this option, the Employee shall notify the Company’s third-party stock option plan administrator, or any successor appointed by the Company (the “Plan Administrator”), of the Employee’s intent to exercise this option, and shall follow the procedures established by the Plan Administrator for exercising stock options under the Plan and provide payment in full in the manner provided in the Plan. The Employee may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share.

(a)   Termination of Relationship with the Company. If the Employee ceases to be an Eligible Employee for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that (i) this option shall be exercisable only to the extent that the Employee was entitled to exercise this option on the date of such cessation, and (ii) to the extent that the option or any portion thereof is exercised at any time later than three months after the date that the Employee ceases to be an employee of the Company or any parent or subsidiary of the Company, the option shall be a non-qualified stock option. Notwithstanding the foregoing, if the Employee, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Employee and the Company, the right to exercise this option shall terminate immediately upon such violation.

(b)   Exercise Period Upon Death or Disability. If the Employee dies or becomes disabled prior to the Final Exercise Date and the Company has not terminated such relationship for “cause”, this option shall be exercisable, within the period of three years following the date of death or disability of the Employee by the Employee, provided that (i) this option shall be exercisable only to the extent that this option was exercisable by the Employee on the date of his or her death or disability, (ii) this option shall not be exercisable after the Final Exercise Date, and (iii) to the extent that the option or any portion thereof is exercised at any time later than one year after the Employee’s termination as an employee of the Company or any parent or subsidiary of the Company, the option shall be a non-qualified stock option.

(c)   Discharge for Cause. If the Employee, prior to the Final Exercise Date, is discharged by the Company for “cause” (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such discharge. “Cause” shall mean willful misconduct by the Employee or willful failure by the Employee to perform his or her responsibilities to the Company (including, without limitation, breach by the Employee of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Employee and the Company), as determined by the Company, which determination shall be conclusive. The Employee shall be considered to have been discharged for “cause” if the Company determines, prior to or simultaneously with the Employee’s resignation, that discharge for cause was warranted.

(d)   Discharge for Reasons Other Than Cause. If the Employee, prior to the Final Exercise Date, is discharged by the Company for a reason other than “cause” (as defined above), then 100% of all Shares shall be deemed vested as of the termination date. The period of time for exercise of vested options under this paragraph shall be as set forth above.

4. Withholding.

No Shares will be issued pursuant to the exercise of this option unless and until the Employee pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

5. Nontransferability of Option.

This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Employee, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Employee, this option shall be exercisable only by the Employee.

6. Disqualifying Disposition.

If the Employee disposes of Shares acquired upon exercise of this option within two years from the Grant Date (or, in the case of Shares acquired upon exercise of an Additional Grant, the date of the Addendum) or one year after such Shares were acquired pursuant to exercise of this option, the Employee shall notify the Company in writing of such disposition.

IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

MARKET CENTRAL, INC.

Dated:

Signature Name Title

EMPLOYEE’S ACCEPTANCE

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof.

EMPLOYEE:

Signature Name: Paul Odom

“Exhibit C”
Market Central, Inc.

Incentive Stock Option Agreement

1. Grant of Option.

This Incentive Stock Option Agreement (this “Agreement”) evidences the grant by Market Central, Inc., a Delaware corporation (the “Company”), on (the “Grant Date”) to Paul Odom, an employee of the Company (the “Employee”), of an option to purchase, in whole or in part, on the terms provided herein a total of 200,000 shares (the “Shares”) of common stock, $0.01 par value per share, of the Company (“Common Stock”) at $2.25 per Share. Unless earlier terminated, this option shall expire on January 14, 2011 (the “Final Exercise Date”).

It is intended that the option evidenced by this agreement shall, to the extent it so qualifies, be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended and any regulations promulgated there under (the “Code”). To the extent that the option does not on the date of grant, or hereafter ceases to, qualify as an incentive stock option, it shall be a non-qualified stock option. Except as otherwise indicated by the context, the term “Employee”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its ter

It is intended that the option evidenced by this agreement shall, to the extent it so qualifies, be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended and any regulations promulgated there under (the “Code”). To the extent that the option does not on the date of grant, or hereafter ceases to, qualify as an incentive stock option, it shall be a non-qualified stock option. Except as otherwise indicated by the context, the term “Employee”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2. Vesting Schedule.

(a General. These options will vest, subject to achieving the stock price goals shown below and at 25% per year on the anniversary date of this agreement unless price targets are achieved earlier      Vesting of these options shall occur upon occurrence of the following:

		Stock Price Target
Year 1	(during first year from commencement)	$5.25
Year 2		6.00
Year 3		6.75
Year 4		7.50

Stock price target is achieved when the average closing bid is at least the target price for 10 consecutive trading days during the respective year. Alternatively, these options or any portion thereof shall immediately vest if the Company completes an underwriting of at least $5 million at or above the target price(s). ). Not achieving price goals in one year does not result in loss of the options, only that the ability to exercise is delayed, achieving any stock price target in a subsequent year results in all prior options being exercisable. Achieving a stock price target earlier than shown on the table above will result in immediate vesting and exerecisablity of those options in 50% of the time contemplated herein. An example is:

1)
If the stock price reaches $7.00 in the first year of the contract, then 75% of the options are fully vested and owned by the employee. All of them would be exercisable after 1.5 years rather than 3 years.

2)	If the stock price were to remain at $4.50 for three years and then move to $7.00 in year three, all of the options would be vested and exercisable immediately.

3. Exercise of Option.

Form of Exercise. In order to exercise this option, the Employee shall notify the Company’s third-party stock option plan administrator, or any successor appointed by the Company (the “Plan Administrator”), of the Employee’s intent to exercise this option, and shall follow the procedures established by the Plan Administrator for exercising stock options under the Plan and provide payment in full in the manner provided in the Plan. The Employee may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share.

(a)   Termination of Relationship with the Company. If the Employee ceases to be an Eligible Employee for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that (i) this option shall be exercisable only to the extent that the Employee was entitled to exercise this option on the date of such cessation, and (ii) to the extent that the option or any portion thereof is exercised at any time later than three months after the date that the Employee ceases to be an employee of the Company or any parent or subsidiary of the Company, the option shall be a non-qualified stock option. Notwithstanding the foregoing, if the Employee, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Employee and the Company, the right to exercise this option shall terminate immediately upon such violation.

(b)   Exercise Period Upon Death or Disability. If the Employee dies or becomes disabled prior to the Final Exercise Date while he or she is an Eligible Employee and the Company has not terminated such relationship for “cause”, this option shall be exercisable, within the period of three years following the date of death or disability of the Employee by the Employee, provided that (i) this option shall be exercisable only to the extent that this option was exercisable by the Employee on the date of his or her death or disability, (ii) this option shall not be exercisable after the Final Exercise Date, and (iii) to the extent that the option or any portion thereof is exercised at any time later than one year after the Employee’s termination as an employee of the Company or any parent or subsidiary of the Company, the option shall be a non-qualified stock option.

(e)   Discharge for Cause. If the Employee, prior to the Final Exercise Date, is discharged by the Company for “cause” (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such discharge. “Cause” shall mean willful misconduct by the Employee or willful failure by the Employee to perform his or her responsibilities to the Company (including, without limitation, breach by the Employee of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Employee and the Company), as determined by the Company, which determination shall be conclusive. The Employee shall be considered to have been discharged for “cause” if the Company determines, prior to or simultaneously with the Employee’s resignation, that discharge for cause was warranted.

(f)   Discharge for Reasons Other Than Cause. If the Employee, prior to the Final Exercise Date, is discharged by the Company for a reason other than “cause” (as defined above), then 100% of all Shares shall be deemed vested as of the termination date. The period of time for exercise of vested options under this paragraph shall be as set forth above.

4. Withholding.

No Shares will be issued pursuant to the exercise of this option unless and until the Employee pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

5. Nontransferability of Option.

This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Employee, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Employee, this option shall be exercisable only by the Employee.

6. Disqualifying Disposition.

If the Employee disposes of Shares acquired upon exercise of this option within two years from the Grant Date (or, in the case of Shares acquired upon exercise of an Additional Grant, the date of the Addendum) or one year after such Shares were acquired pursuant to exercise of this option, the Employee shall notify the Company in writing of such disposition.

IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

MARKET CENTRAL, INC.

Dated:

Signature Name Title

EMPLOYEE’S ACCEPTANCE

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof.

EMPLOYEE:

Signature